ATSG Receives Notice of DC-9 Fleet Reductions from DHL

WILMINGTON, OH - June 26, 2008 - Air Transport Services Group, Inc. (NASDAQ:ATSG) said today that its subsidiary ABX Air has received formal notification from DHL on the release of 23 DC-9 aircraft starting June 30, 2008 through December 31, 2008.

On May 27, 2008, DHL informed ABX Air that, starting in the third quarter of 2008, it intends, as a part of phase one of its cost-reduction programs, to remove from service over next 12 to 18 months, 39 of 55 DC-9 aircraft that ABX Air has dedicated to DHL's U.S. network. In addition, DHL notified ABX Air that it had commenced negotiations with UPS that could lead to the assumption by UPS of substantially all of the services that ABX Air currently provides to DHL.

In addition to DC-9 aircraft, ABX Air provides in support of DHL's domestic package network 31 Boeing 767 aircraft, along with related flight crews, maintenance and technical services employees. ABX Air's fleet also includes additional Boeing 767 aircraft currently in service with, or available for other customers.

"This reduction is in line with what we have planned for, and we are taking the steps necessary to accommodate these changes," ATSG President and Chief Executive Officer Joe Hete said. "We will continue to perform under our current ACMI agreement with DHL, while reviewing which of these 23 aircraft we may put back to DHL. We also will continue to pursue our efforts to present DHL with a flexible plan to maintain a dedicated, efficient, and customized air network in the U.S. At the same time, we are aggressively expanding our business with other customers, using the broad scope and capabilities of our family of five air cargo businesses."

The ACMI agreement with DHL includes a put provision that gives ABX Air the option to retain or to sell back to DHL the aircraft removed from the DHL network, at the lower of book or fair market value. ABX is analyzing its options under that provision. All 55 of the DC-9 aircraft in DHL service have a net book value of approximately $19 million. The net book value of the 23 DC-9 aircraft that DHL intends to remove is approximately $6.4 million.

ATSG currently estimates that the removal of 23 DC-9s from DHL service will reduce ABX's annualized cash flows and revenues from reimbursed depreciation expense by approximately $3.0 million. ABX is currently assessing the number of flight, aircraft maintenance, and support positions that will be eliminated during the course of the aircraft reduction. ATSG said it expects to continue to serve DHL, along with its more than 30 other customers, through its extended family of air cargo businesses.

ABX Air has been DHL's principal business partner in the United States since August 2003, when it became an independent publicly held company as its former parent, Airborne Express, was acquired by DHL. The relationship is governed by two commercial agreements, an Aircraft, Crew, Maintenance & Insurance (ACMI) Agreement that continues through August 2010 and a Hub Services Agreement that runs through August 2009.

Hete added, "Although we remain uncertain about the execution of DHL's plan to utilize the services of its U.S. competitor, UPS, for domestic air transport and related services, ABX Air's management team, working in tandem with our other ATSG companies and third parties, is exploring options to deploy certain of our DHL aircraft with other customers, as well as other ways to maximize the return on our investments in those assets. Those options include services for customers in the U.S. and around the world in markets where demand for efficient, flexible air cargo and related services continues to expand."

About Air Transport Services Group, Inc. (ATSG)

Air Transport Services Group, Inc. (NASDAQ: ATSG) is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier Certificates, ATSG also provides aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG subsidiaries include ABX Air, Inc., Air Transport International, LLC, Cargo Aircraft Management, Inc., Capital Cargo International Airlines, Inc., and LGSTX Services, Inc.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. Air Transport Services Group, Inc.'s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, further reductions in the scope of services ABX Air performs under its ACMI and Hub Services agreements with DHL, the consummation of an agreement between DHL and UPS that results in ABX Air's loss of a significant portion of the services it currently provides to DHL, the resolution via arbitration of certain issues related to overhead allocation under the ACMI and Hub Services agreements, ATSG's success in identifying new customers to replace services terminated by DHL, sufficient sources of liquidity and other factors that are contained from time to time in Air Transport Services Group's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Air Transport Services Group undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes